EXHIBIT 99.1

FUSION	Philip Turits
CONTACT:	212-201-2407
pturits@fusiontel.com

Fusion Reports Third Quarter 2011 Results

NEW YORK, November 17, 2011 - Fusion Telecommunications International, Inc. (OTC BB: FSNN) has announced financial results for the quarter ended September 30, 2011.

Fusion reported consolidated revenues of $9.9 million for the quarter ended September 30, 2011, a decrease of 11% when compared to revenues of $11.1 million for the quarter ended September 30, 2010.  The decrease over the prior year was primarily attributable to a 13% decrease in revenues in the Carrier Services segment resulting from a decrease in the blended rate per minute of traffic transmitted over our network.  Fusion also reported a 39% revenue increase to $0.6 million in the Corporate Services segment due to continued expansion of the customer base in this segment.

Consolidated gross margin was 11.2% in the third quarter of 2011 as compared to 9.3% in the third quarter of 2010.  The increase in consolidated gross margin for the quarter was mainly the result of higher gross margins in the Carrier Services segment, as well as an increased contribution in 2011 from the higher margin Corporate Services segment, which achieved a gross margin of 37.2% for the quarter ended September 30, 2011.

Selling, general and administrative (“SG&A”) expenses decreased by 7% in the third quarter of 2011 compared to the same period a year ago.

Fusion reported a net loss of $1.1 million for the quarter ended September 30, 2011, which represents an 11% improvement over the net loss of $1.3 million for the quarter ended September 30, 2010.  For the third quarter of 2011, the net loss applicable to common stockholders was $1.2 million, or $0.01 per share, compared to a net loss applicable to common stockholders of $1.4 million, or $0.01 per share, for the third quarter of 2010.

The Company’s adjusted EBITDA loss (earnings from continuing operations before interest, taxes, depreciation, amortization, and specific non-recurring and non-cash adjustments) of $0.9 million for the quarter ended September 30, 2011 was essentially unchanged from the same period of a year ago, but represents a sequential improvement of $0.1 million from the quarter ended June 30, 2011.

As of September 30, 2011 and December 31, 2010, the Company had current assets of $2.9 million. Current liabilities as of September 30, 2011 were $14.6 million compared to $12.6 million at December 31, 2010.  Stockholders' deficit at September 30, 2011 and December 31, 2010 was $10.3 million and $8.1 million, respectively. Stockholders’ deficit at September 30, 2011 reflects $0.7 million of additional equity raised through private placements of common stock, and the conversion of debt to equity in the amount of $0.6 million.

Commenting on the third quarter results, Matthew Rosen, Chief Executive Officer of Fusion, said, “We are pleased to report significant growth in our Corporate Services business segment, as well as continued improvement in consolidated gross margin for the third quarter of 2011 and the first nine months of 2011. Despite the very limited availability of working capital, we are committed to growing the business organically, as well as through strategic partnerships and acquisitions.”

Expanding on Mr. Rosen’s comments, Don Hutchins, President and Chief Operating Officer of Fusion, said, “During the third quarter, we continued our strong focus on reducing expenses and increasing operating efficiencies. This ongoing initiative, coupled with our increased gross margin, has positioned us well to improve our bottom line and continue our progress toward achieving profitability.”

Use of Non-GAAP Financial Measurements:

The Company believes that EBITDA (earnings from continuing operations before interest, taxes, depreciation and amortization) is useful to investors because it is commonly used in the communications industry to evaluate companies on the basis of operating performance and leverage. The Company also believes that EBITDA provides investors with a measure of the Company's operational and financial progress that corresponds with the measurements used by management as a basis for allocating resources and making other operating decisions. Adjusted EBITDA provides an adjusted view of EBITDA that takes into account certain significant non-recurring transactions, if any, such as impairment losses, which vary significantly between periods and are not recurring in nature, as well as certain recurring non-cash charges such as stock-based compensation.  Although the Company uses adjusted EBITDA as one of several financial measures to assess its operating performance, its use is limited as it excludes certain significant operating expenses. EBITDA and adjusted EBITDA are not intended to represent cash flows for the period presented, nor have they been presented as an alternative to operating income or as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).  In accordance with SEC Regulation G, the non-U.S. GAAP measurements in this press release have been reconciled to the nearest U.S. GAAP measurement, which can be viewed under the heading "Reconciliation of Net Loss to EBITDA and Adjusted EBITDA," immediately following the Consolidated Balance Sheets included in this press release.

Statements in this press release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, the Company’s ability to attract fresh and continued capital to execute its comprehensive business strategy, the impact of competitors with broader product lines and greater resources, the effects of our emergence into new markets, the impact of termination of any of the Company’s significant contracts or partnerships, the Company’s ability to maintain working capital requirements to fund current and future operations, the Company’s ability to attract and retain highly qualified management, technical and sales personnel, its ability to introduce products and services in a timely fashion, whether it achieves market acceptance of new products and services, the effects of cost increases, price and product competition, the impact of delays in obtaining regulatory approvals and the prospect of litigation.  Risk factors, cautionary statements, and other conditions which could cause Fusion's actual results to differ from management's current expectations are contained in Fusion's filings with the Securities and Exchange Commission and are available through http://www.sec.gov.

Fusion Telecommunications International, Inc. and Subsidiaries
Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues	$9,931,247	$11,149,973	$30,778,563	$30,465,806
Operating expenses:
Cost of revenues	8,820,457	10,108,777	27,621,852	27,526,331
Depreciation and amortization	101,137	198,106	418,205	637,891
Selling general and administrative expenses	2,051,647	2,202,399	6,218,391	6,594,291
Advertising and marketing	1,613	15,358	6,995	36,554
Total operating expenses	10,974,854	12,524,640	34,265,443	34,795,067
Operating loss	(1,043,607)	(1,374,667)	(3,486,880)	(4,329,261)
Other (expenses) income:
Interest income	4,567	141	4,724	384
Interest expense	(41,999)	(42,662)	(146,168)	(146,969)
Other	(27,101)	160,161	82,728	178,390
Total other (expenses) income	(64,533)	117,640	(58,716)	31,805
Loss from continuing operations	(1,108,140)	(1,257,027)	(3,545,596)	(4,297,456)
Discontinued operations:
(Loss) income from discontinued operations	(2,833)	6,224	5,531	(82,132)
Net loss	$(1,110,973)	$(1,250,803)	$(3,540,065)	$(4,379,588)
Preferred stock dividends in arrears	(101,729)	(147,099)	(368,446)	(436,501)
Net loss applicable to common stockholders:	$(1,212,702)	$(1,397,902)	$(3,908,511)	$(4,816,089)
Basic and diluted loss per common share:
Loss from continuing operations	$(0.01)	$(0.01)	$(0.03)	$(0.04)
Loss from discontinued operations	(0.00)	0.00	0.00	(0.00)
Loss per common share	$(0.01)	$(0.01)	$(0.03)	$(0.04)
Weighted average common shares outstanding:
Basic and diluted	144,588,746	125,861,331	138,994,794	110,401,741

Fusion Telecommunications International, Inc. and Subsidiaries
Consolidated Balance Sheets

	September 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$21,875	$20,370
Accounts receivable, net of allowance	2,630,207	2,721,585
Prepaid expenses and other current assets	265,341	103,009
Assets held for sale	668	1,089
Current assets from discontinued operations	8,579	12,449
Total current assets	2,926,670	2,858,502
Property and equipment, net	852,338	1,124,398
Other assets:
Security deposits	14,580	13,330
Restricted cash	537,926	533,437
Intangible assets, net	348,778	409,000
Other assets	29,654	39,486
Total other assets	930,938	995,253
TOTAL ASSETS	$4,709,946	$4,978,153
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Promissory notes payable - non-related parties	$208,382	$683,870
Promissory notes payable - related parties	4,913,364	2,420,625
Capital lease/equipment financing obligations, current portion	1,963	4,550
Escrow payable	80,000	155,000
Accounts payable and accrued expenses	9,272,352	9,178,674
Current liabilities from discontinued operations	114,545	165,274
Total current liabilities	14,590,606	12,607,993
Long-term liabilities:
Other long-term liabilities	405,512	428,646
Total long-term liabilities	405,512	428,646
Commitments and contingencies
Stockholders' deficit:
Preferred stock	50	73
Common stock	1,465,037	1,320,105
Capital in excess of par value	136,781,225	135,613,755
Accumulated deficit	(148,532,484)	(144,992,419)
Total stockholders' deficit	(10,286,172)	(8,058,486)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$4,709,946	$4,978,153

Fusion Telecommunications International, Inc. and Subsidiaries
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net loss	$(1,110,974)	$(1,250,803)	$(3,540,066)	$(4,379,588)
(Income) loss from discontinued operations	2,834	(6,223)	(5,531)	82,132
Interest expense, net of interest income	37,433	42,522	141,445	146,585
Depreciation and amortization	101,136	198,106	418,205	637,891
EBITDA	(969,571)	(1,016,398)	(2,985,947)	(3,512,980)
Loss on disposal of property and equipment	24,614	-	24,614	-
Stock-based compensation expense	38,603	101,897	71,990	238,942
Adjusted EBITDA	$(906,354)	$(914,501)	$(2,889,343)	$(3,274,038)

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